                                                                   Exhibit 10(p)


                               Pharmos Corporation
                         99 Wood Avenue South, Suite 301
                                Iselin, NJ 08830



                                          As of April 23, 2001


Dr. Gad Riesenfeld
30 South Adelaide Street
Highland Park, NJ 08904-1606

      Re:   Amendment of Employment Agreement

Dear Gadi:

            I am writing to confirm our agreement about the following amendments to the Employment Agreement (the "Employment Agreement") dated as of April 2, 2001 between Pharmos Corporation (the "Company") and Gad Riesenfeld. Unless otherwise indicated, capitalized terms used in this letter shall have the same meaning as when used in the Employment Agreement. Except for the changes provided herein, the Employment Agreement remains in full force and effect.

            We have agreed as follows:

1. In recognition of the additional work you will have to perform in assisting with the transition of a new Chief Executive Officer, the Company has agreed to grant to you, upon the commencement date of a new Chief Executive Officer, that number of incentive stock options, equal to the highest annual grant you received during the three years immediately prior thereto. Such stock options will provide for vesting 25% per year on the first, second, third and fourth anniversaries of the date of grant and will be exercisable at the then-current market price of the Company's Common Stock. The stock option grant will be in addition to any compensation otherwise due to you under the Employment Agreement or otherwise authorized by the Board of Directors or its Compensation Committee and will immediately vest in all circumstances in which all other outstanding stock options of yours will immediately vest under the terms of the Employment Agreement.

2. The Employment Agreement is amended to provide that upon the commencement of employment by the Company of a new Chief Executive Officer, any termination by the Company within 12 months after such commencement of employment will require 180 days' prior written notice to you and will entitle you to 12 months of base salary and the benefits otherwise payable under Section 6(d) of the Employment Agreement. Similarly, any resignation by you within 12 months thereafter, other than for Good Reason (as defined in the Employment Agreement) will require 90 days' prior written notice by you and will entitle you to 12 months of base salary and the benefits otherwise payable under
   Section 6(d) of the Employment Agreement. In either event, you will act as an unpaid consultant to the Corporation for a one year period following any such termination. To reflect such changes, new sections 6(g) and 6(h) are added to the Employment Agreement, as follows:

                        "(g)  Termination  by the  Corporation  or by RIESENFELD
            upon the commencement of employment of a new Chief Executive Officer. In the event the Corporation hires a new Chief Executive Officer other than Dr. Haim Aviv, and within 12 months after the commencement of his employment by the Corporation either the Corporation or RIESENFELD terminates his relationship with the Corporation, RIESENFELD shall receive the following:

                  (i) an amount equal to twelve (12) months of base salary for the then current year (in addition to the base salary paid to RIESENFELD after the delivery by either party of the required notice of termination as provided herein and the actual date of termination); (ii) Other Compensation (as defined in
                  Section 9); and (iii) the full vesting of RIESENFELD's stock options and warrants, and extended exercisability thereof until their respective expiration dates.

            Any termination by the Corporation within 12 months after the commencement of employment of a new Chief Executive Officer, other than upon a Change in Control, Death, Disability or for Cause, shall require the Corporation to give to RIESENFELD written notice of termination no less than 180 days prior to the effective date of termination. Any termination by RIESENFELD following the commencement of employment by such new Chief Executive Officer, other than by RIESENFELD for Good Reason, shall require RIESENFELD to deliver written notice of termination to the Corporation no less than 90 days prior to the effective date of termination. RIESENFELD shall be entitled to the foregoing benefits once notice of termination is given by either party, regardless of his subsequent Death, Disability or termination for Cause.

                        (h) Consulting by RIESENFELD following termination under
            Section 6(g). If RIESENFELD's employment is terminated either by the Corporation or by RIESENFELD in accordance with the provisions of
            Section 6(g), RIESENFELD agrees that he shall act as an unpaid consultant to the Corporation on operations matters and other matters requested of him by the Chief Executive Officer or by the Board of Directors for a twelve (12) month period following the effective date of termination. As a consultant, RIESENFELD shall be available by telephone, and, upon reasonable prior notice, in person. If RIESENFELD is required to appear in person at meetings or the like, the Corporation will reimburse him for his time at a mutually agreed upon level of compensation, and in any event shall reimburse him for all documented out-of-pocket expenses incurred in the performance of his duties as a consultant hereunder."

            We have indicated to you, and by your signature below, you acknowledge that the provisions of this letter and the changes in the Employment Agreement set forth herein are subject to the approval by the Company's Board of Directors or its Compensation Committee.

            Please acknowledge your acceptance of the foregoing by signing and returning a copy of this letter to us.

                                          PHARMOS CORPORATION

                                          By: /s/ Haim Aviv
                                              ---------------------------
                                                Haim Aviv,
                                                Chairman of the Board and
                                                Chief Executive Officer


AGREED AND ACCEPTED:

/s/ Gad Riesenfeld
-------------------------
Gad Riesenfeld





                                       3